Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-36802, Registration Statement No. 33-41875, and Registration Statement No. 33-42021 of Big O Tires, Inc. on Forms S-8 of our report dated March 13, 1995, appearing in this Annual Report on Form 10-K of Big O Tires, Inc. for the year ended December 31, 1994.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP



Denver, Colorado
March 29, 1995